                                                                EXHIBIT 10.65

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of September 30, 1997, between The Rubin Organization, Inc., a Pennsylvania Corporation the name of which is to be changed to PREIT-RUBIN, INC. ("PREIT-RUBIN"), David Bryant (the "Executive") and for purposes of Sections 3.2, 3.3 and 3.6 hereof only, Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust").

                                   BACKGROUND

                  Pursuant to the Contribution Agreement dated as of July 30, 1997 (the "Contribution Agreement") among the Trust, PREIT Associates, L.P. (the "Partnership"), PREIT-RUBIN under its current corporate name and certain individuals affiliated with TRO, the Partnership is acquiring on the Effective Date (as defined below) 95% of the equity of PREIT-RUBIN. This Agreement is entered into in anticipation of the closing of the transactions contemplated by the Contribution Agreement (the "TRO Transactions"). The Effective Date shall be the date of closing of the TRO Transactions.

                  PREIT-RUBIN desires to employ Executive as Vice President, Financial Services of PREIT-RUBIN, and Executive desires to be so employed on the terms and conditions contained in this Agreement.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.  CAPACITY AND DUTIES

                  1.1 Employment; Acceptance of Employment. Commencing on the Effective Date, PREIT-RUBIN employs Executive and Executive accepts employment by PREIT-RUBIN for the period and upon the terms and conditions hereinafter set forth.

                  1.2  Capacity and Duties.

                           (a) Executive shall be employed by PREIT-RUBIN
generally as its Vice President, Financial Services and, subject to the supervision and control of the Chief Executive Officer of PREIT-RUBIN (the "CEO"), shall have the duties and authority consistent with his office and as may from time to time be specified by the CEO. Executive shall report directly to the CEO in performing his duties hereunder.

                           (b) Except as provided in paragraph 1.2(c) hereof,
Executive shall devote his full working time, energy, skill and best efforts to the performance of his duties hereunder and shall not be employed by or participate or engage in or be a part of in any manner the management or operation of any business enterprise or pursuit other than PREIT-RUBIN and its direct or indirect Affiliates without the prior written consent of the Board of Directors of PREIT-RUBIN (the "Board"), which consent may be granted or withheld in its sole discretion. For purposes of this Agreement, "Affiliate" means any person or entity controlling, controlled by or under common control with either PREIT-RUBIN. "Control," as used herein, means the power to direct management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" shall have correlative meanings; provided that, any person or entity that owns beneficially, either directly or through one or more intermediaries, more than 20% of the ownership interests in a specified entity shall be presumed to control such entity for purposes of the definition of "Affiliate."

                  (c) Executive may continue his investments in the properties listed on Schedule 1 hereto and, subject to the provisions of Section 5.2 hereof, subsequent properties (collectively, the "Properties") provided that Executive's activities with respect to such the Properties comply with the procedures adopted by the Board governing Executive's non-PREIT-RUBIN related real estate activities (the "Procedures") and further provided that:

                           (A) he shall not devote more than an insignificant
amount of his time to such investments in the aggregate; and

                           (B) his activities in respect to the Properties do
not interfere with, detract from or affect the performance of Executive's duties for PREIT-RUBIN under this Agreement.

                  Notwithstanding the foregoing, it is understood that Executive may, on a regular or occasional basis, perform services for one or more entities in which the Trust has an investment.

SECTION 2.  TERM OF EMPLOYMENT

                  2.1 Term. The initial term of Executive's employment hereunder shall be two years commencing on the Effective Date and shall thereafter automatically be renewed for additional two year periods unless and until either party shall give notice of his or its election to terminate Executive's employment at least six months prior to the end of the then-current term in each case, unless earlier terminated as hereinafter provided.

SECTION 3.  COMPENSATION

                  3.1 Basic Compensation. As compensation for Executive's services hereunder, PREIT-RUBIN shall pay to Executive a salary at the annual rate of $110,000 (the "Base Salary"), payable in accordance with PREIT-RUBIN's regular payroll practices in effect from time to time during the term of Executive's employment.

                  3.2 Incentive Compensation. In addition to the Base Salary, Executive shall be entitled to earn additional compensation (the "Incentive Compensation"), for the services to be rendered by Executive pursuant to this Agreement, with respect to each fiscal year during the term of this Agreement commencing after December 31, 1997, such amount to be determined according to an incentive compensation plan to be adopted by PREIT-RUBIN prior to the Effective Date and promptly after its approval as set forth in the following sentence. Prior to its adoption by PREIT-RUBIN, such incentive plan shall be prepared under the direction and approved by resolution of the Executive Compensation and Human Resources Committee of the Board of Trustees of the Trust, which shall determine that, in its judgment, the incentive compensation plan is reasonable for the Trust and PREIT-RUBIN and fair to the Executive.

                  3.3 Executive Benefits. In addition to the compensation provided for in Sections 3.1 and 3.2, Executive shall be entitled during the term of his employment to participate in PREIT-RUBIN's benefit plan(s) listed on
Schedule 3.3 hereof at PREIT-RUBIN's cost, subject to such (i) co-payments and deductibles as are provided for in such plans and (ii) modifications as shall be generally applicable to senior executives of PREIT-RUBIN.

                  3.4 Vacation. Executive shall be entitled to no fewer than the number of vacation days during each calendar year during the term of his employment as is provided generally to other senior officers of PREIT-RUBIN, during which time his compensation shall be paid in full.

                  3.5 Expense Reimbursement. During the term of his employment, PREIT-RUBIN shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as PREIT-RUBIN may reasonably require.

                  3.6 Options. Concurrently with the Effective Date, the Trust shall grant Executive, pursuant to the Trust's 1997 Stock Option Plan adopted by the Trust on July 8, 1997 (the "Option Plan"), non-qualified options to purchase 5,000 shares of beneficial interest of the Trust (the "Shares") at a cash price per share as provided for under the Option Plan. The shares shall be exercisable as follows: the first 25% on or after January 1, 1999, the next 25% on or after January 1, 2000, the next 25% on or after January 1, 2001 and the final 25% on or after January 1, 2002.

SECTION 4.  TERMINATION OF EMPLOYMENT

                  4.1 Death of Executive. Executive's employment hereunder shall immediately terminate upon his death, upon which PREIT-RUBIN shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, incentive compensation, expense reimbursement, etc.) accrued as of the date of Executive's death in accordance with GAAP, as conclusively determined in the absence of manifest error by the auditors of PREIT-RUBIN.

                  4.2 Disability of Executive. If Executive, in the reasonable opinion of a physician selected by PREIT-RUBIN, is or has been unable, for any reason due to his physical, mental or emotional illness or condition to perform his duties hereunder for a period of 120 days within five consecutive months, then PREIT-RUBIN shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such inability, in which event PREIT-RUBIN shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued as of the date of such termination in accordance with GAAP, as conclusively determined in the absence of manifest error by the auditors of PREIT-RUBIN.

                  4.3 Termination for Cause. Executive's employment hereunder shall terminate immediately upon notice that PREIT-RUBIN is terminating Executive for "cause" (as defined herein), in which event PREIT-RUBIN shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, incentive compensation, expense reimbursement, etc.) accrued under this Agreement as of the date of such termination, in accordance with GAAP, as conclusively determined in the absence of manifest error by the auditors of PREIT-RUBIN. As used herein, "cause" shall mean the following:

                           (i) fraud, theft or misappropriation or embezzlement
of the assets or funds of PREIT-RUBIN, the Trust or an affiliate of PREIT-RUBIN;

                           (ii) indictment for a crime involving moral
turpitude;

                           (iii) breach of Executive's obligations under
Sections 5, 6.2 and 6.3 of this Agreement;

                           (iv) failure of Executive to perform his duties to
PREIT-RUBIN, which persists for more than twenty (20) days after written notice or which recurs; or

                           (v) repeated abuse of alcohol or abuse of other
drugs.

                  4.4  Termination without Cause; Change in Control.

                  (a)      In the event that:

                           (i) Executive's employment is terminated for any
reason other than Cause or the death or disability of Executive, then, unless
(ii) below shall be applicable as a result of voluntary termination by the Executive or by PREIT-RUBIN other than for disability or for Cause, PREIT-RUBIN shall pay Executive, in a single lump sum, all of the consideration provided for in Section 3.1 during the remainder of the then-current term (including any automatic renewal term pursuant to Section 2.1 hereof) of Executive's employment discounted to present value at the prime rate of interest in effect on the date of such termination, as reported in The Wall Street Journal and any amounts due under Section 3.2 for the period of his employment; or

                           (ii) in the event that Executive's employment is
terminated for any reason other than Cause or the death or disability of Executive or Executive voluntary terminates his employment for Good Reason (as defined herein) following a Change in Control (as defined herein), PREIT-RUBIN shall pay Executive up to two times the annual Base Salary provided for in
Section 3.1 and the targeted annual Incentive Compensation to be provided pursuant to Section 3.2, but in no event more than 2.99 times the "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), reduced by the present value of non-cash payments determined under Section 280G(b)(2)(A)(ii) of the Code and the regulations promulgated thereunder or successor provisions of similar import. The determination by the auditors of PREIT-RUBIN as to any amounts due Executive pursuant to this Section 4.4(a)(ii) shall be conclusive in the absence of manifest error.

                  Upon making the payments described in this Section 4.4(a), PREIT-RUBIN shall have no further obligation to Executive hereunder.

                  (b) As used in this Section 4.4, the term "Good Reason" shall mean a material breach of PREIT-RUBIN's obligations under this Agreement, provided that PREIT-RUBIN has not remedied such breach after notice and a reasonable opportunity to cure or the involuntary change of Executive's principal office to a location more than 30 miles from its location immediately prior to such change.

                  (c) As used in this Section 4.4, a "Change in Control" means:

                           (i) the acquisition by any person, entity or group
required to file a Schedule 13D or Schedule 14D-1 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Trust, its affiliates, any employee benefit plan (or related trust) of the Trust or its affiliates which acquires beneficial ownership of voting securities of the Trust) or any acquisition by any person entitled to file Form 13G under the Exchange Act with respect to such acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either the then outstanding shares of beneficial interest or the combined voting power of the Trust's then outstanding voting securities entitled to vote generally in the election of trustees (the "Outstanding Shares"); or

                           (ii) the election or appointment to the Board of
Trustees of the Trust, or resignation of or removal from the Board of Trustees of the Trust by virtue of which the Continuing Trustees (as defined below) no longer constitute at least a majority of the Board of Trustees of the Trust; or

                           (iii) approval by the shareholders of the Trust of:
(A) a reorganization, merger or consolidation, or (B) a liquidation or dissolution of the Trust or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Trust, whether such assets are held directly or indirectly, (the events referred to in this Section 4.4(b)(iii)(A) and (B) being referred to hereafter as a "Business Combination") unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transactions owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Shares, (y) no person, excluding any employee benefit plan (or related trust) of the Trust or such entity resulting from such Business Combination, beneficially owns, directly or indirectly, 49% or more of, respectively, the then outstanding shares of stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business

Combination and (z) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were Continuing Trustees at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (iv) a change in control of the Trust that would be
required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as in effect on the date hereof, whether or not the Trust is then subject to such reporting requirements.

                  (d) In the event that the Trust elects not to renew this Agreement pursuant to Section 2.1 hereof, in addition to its obligations to Executive under Section 3 for the balance of the then-current term of employment, PREIT-RUBIN shall pay Executive six months' Base Salary, and PREIT-RUBIN shall not be obligated to make any further payments to Executive hereunder.

                  As used in this Section 4.4, the terms "person" and "beneficial owner" have the same meanings as such terms under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder. As used herein, "Continuing Trustees" means those trustees duly elected prior to the time that any person, entity or group of associated persons acting in concert has acquired beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of the then outstanding shares of capital stock of the Trust entitled to vote for the election of trustees of the Trust, and those trustees who were recommended to succeed Continuing Trustees by a majority of Continuing Trustees including but not limited to the trustees designated by TRO who are elected by the Continuing Trustees in connection with the TRO Transactions.

SECTION 5.  RESTRICTIVE COVENANTS

                  5.1 Confidentiality. Executive acknowledges a duty of confidentiality owed to PREIT-RUBIN and shall not, directly or indirectly, at any time during or after his employment by PREIT-RUBIN, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of PREIT-RUBIN or any of its affiliates obtained or acquired by him while so employed by PREIT-RUBIN or by TRO or any predecessors thereto. All computer software, books, records, and files and know-how generated or acquired while an employee of PREIT-RUBIN or any of its predecessors, are acknowledged to be the property of PREIT-RUBIN and shall not be duplicated, removed from PREIT-RUBIN's possession or made use of other than in pursuit of PREIT-RUBIN's or its affiliates' businesses and, upon termination of employment for any reason, Executive shall deliver to PREIT-RUBIN, without further demand, all copies thereof which are then in his possession or under his control. The provisions of this Section 5.1 shall not apply to information which (i) is or becomes generally available to the public other than as a result of disclosure by Executive, (ii) was available to Executive on a non-confidential basis prior to its disclosure to Executive, (iii) becomes available to Executive on a non-confidential basis from a source other than the Trust or its affiliates, or
(iv) is required to be disclosed by law or by order of a court or governmental authority.

                  5.2 Noncompetition. During the term of Executive's employment and for six months after termination of Executive's employment for Cause, Executive shall not directly or indirectly: (a) engage, anywhere within twenty-five (25) miles of any property in which the Trust or an Affiliate of the Trust has a direct or indirect ownership interest (the "Trust Properties") (i) in the acquisition or development of any apartment properties or shopping centers in competition with any apartment properties or shopping centers, which at any time during the term of Executive's employment the Trust or an Affiliate thereof has a direct or indirect ownership interest or (ii) in the management or leasing of any property in competition with the Trust Properties; or (b) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged; provided, however, that nothing herein shall prohibit the Executive and his affiliates from (i) owning, as passive investors, in the aggregate not more than 2% of the outstanding publicly traded stock of any corporation so engaged or (ii) acquiring, developing, managing or leasing any properties not in competition with the Trust or any affiliate thereof, subject to sections 1.2(b) and (c) hereof. The duration of the Executive's covenants set forth in this Section 5.2 shall be extended by a period of time equal to the number of days, if any, during which the Executive is in violation of the provisions hereof.

                  5.3  Injunctive and Other Relief.

                           (a) Executive acknowledges that the covenants
contained in Sections 5 and 6.3 herein are fair and reasonable in light of the consideration paid hereunder and to protect the Trust's investments under the Contribution Agreement, and damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly, in addition to any other remedies which PREIT-RUBIN may have, PREIT-RUBIN shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay PREIT-RUBIN from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

                           (b) In addition to such equitable relief with respect
to Sections 5 and 6.3, PREIT-RUBIN shall be entitled to monetary damages for any breach in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Executive as a result of said breach by Executive.

                           (c) In the event that PREIT-RUBIN or Executive incurs
counsel fees or other costs and expenses in connection with the enforcement of any and all of their respective rights under this Agreement, including any arbitration proceeding pursuant to Section 6.1 hereof, the substantially prevailing party shall be entitled to receive reasonable attorneys' fees and costs and expenses in connection with the enforcement of such prevailing party's rights.

SECTION 6.  MISCELLANEOUS

                  6.1  Arbitration.

                           (a) All disputes arising out of or relating to this
Agreement which cannot be settled by the parties shall be settled by arbitration in Philadelphia, Pennsylvania, pursuant to the rules and regulations then obtaining of the American Arbitration Association; provided that nothing herein shall preclude PREIT-RUBIN from seeking, in any court of competent jurisdiction, damages, specific performance or other equitable remedies in the case of any breach or threatened breach by Executive of Sections 5 or 6.3 hereof. The decision of the arbitrators shall be final and binding upon the parties, and judgment upon such decision may be entered in any court of competent jurisdiction.

                           (b) Discovery shall be allowed pursuant to the
intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

                           (c) The arbitration tribunal shall be formed of three
(3) arbitrators, one to be appointed by each party, and the third to be appointed by the first two arbitrators. Such arbitrators shall be required to apply the contractual provisions hereof in deciding any matter submitted to them and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement.

                  6.2 Prior Employment. Executive represents and warrants that, on the date hereof, he is not a party to any other employment, non-competition, joint venture, partnership or other agreement or restriction that could interfere with his employment with PREIT-RUBIN or his or PREIT-RUBIN's rights and obligations hereunder; and that his acceptance of employment with PREIT-RUBIN and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person. Executive warrants and covenants that he will not hereafter become a party to or be bound by any such conflicting agreement.

                  6.3 Solicitation of Employees. During the term of Executive's employment and for two years thereafter, Executive shall not directly or indirectly solicit or contact any person who is employed by PREIT-RUBIN, the Partnership of any Affiliate of either thereof with a view to the engagement or employment of such person by any person or entity or otherwise interfere with the employment relationship of any employee of the Trust or of any Affiliate of either thereof.

                  6.4 Indemnification. During the term of this Agreement, PREIT-RUBIN shall indemnify and defend Executive against all claims arising out of Executive's activities as an officer or employee of PREIT-RUBIN to the fullest extent permitted under PREIT-RUBIN's Articles of Incorporation, provided that PREIT-RUBIN shall not indemnify Executive for any claims in connection with liabilities arising under the Contribution Agreement or any document contemplated therein. In addition to the foregoing, Executive shall, upon reasonable notice, furnish such information and proper assistance to PREIT-RUBIN as may reasonably be required by PREIT-RUBIN in connection with any litigation in which it or its Affiliates are, or may become, parties.

                  6.5 Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

                  6.6 Assignment. This Agreement shall not be assignable by Executive, and shall be assignable by PREIT-RUBIN only to any person or entity which may become a successor in interest (by purchase of assets or shares, or by merger, or otherwise) to PREIT-RUBIN in the business or a portion of the business presently operated by it or to an affiliate controlled by PREIT-RUBIN. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

                  6.7 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                           (a)      If to PREIT-RUBIN:

                           PREIT-RUBIN, Inc.
                           The Bellevue
                           200 South Broad Street
                           3rd Floor
                           Philadelphia, PA 19102
                           Tel:  (215) 542-4180
                           Fax:  (215) 542-9179

                           Attention:  George Rubin, President

                           With a copy to:

                           Drinker Biddle & Reath LLP
                           Philadelphia National Bank Building
                           1345 Chestnut Street
                           Philadelphia, PA  19107-3496
                           Tel: (215) 988-2794
                           Fax: (215) 988-2757

                           Attention: Howard A. Blum, Esq.

                  (b)      If to Executive:

                           David Bryant
                           [address]

                           With a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 1401 Walnut Street
                           Philadelphia, PA  19102
                           Tel:  (215) 569-6060
                           Fax:  (215) 568-6603

                           Attn:  Leonard H. Klehr, Esq.

                  6.8 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence or be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

                  6.9 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

                  6.10 Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

                  6.11 Delegation. Any action hereunder that may be taken or directed by the Board may be delegated by the Board to a Committee consisting entirely or principally of directors or officers or to an individual director or officer and the determination of such Committee or individual shall have the same effect hereunder as a determination of the Board.

                  6.12 Effective Date. This Agreement shall take effect on the Effective Date. If the Contribution Agreement shall be terminated prior to the Effective Date, this Agreement shall have no force or effect and neither the Trust nor Executive shall have any liability to the other by reason of the provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            THE RUBIN ORGANIZATION, INC.



                                            By /s/ George Rubin
                                               --------------------------------
                                               Name: George Rubin
                                               Title:  President



                                               /s/ David Bryant
                                               --------------------------------
                                               David Bryant



Accepted and Agreed as to
Sections 3.2, 3.3 and 3.6 hereto:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



By: /s/ Jeffrey Linn
    ------------------------
    Name: Jeffrey Linn
    Title:  Secretary

                                   Schedule 1


OPERATING PROPERTIES
--------------------

Retail
------

Court at Oxford Valley                              -  Oxford Valley, PA
Northeast Tower Center                              -  Philadelphia, PA
Christiana Mall                                     -  Newark, DE
Cumberland Mall                                     -  Vineland, NJ
Fairfield Mall                                      -  Chicopee, MA
The Shops at The Bellevue                           -  Philadelphia, PA
17th & Chestnut (former Herman's)                   -  Philadelphia, PA
20th & Erie (Riteway)                               -  Philadelphia, PA
Richmond & Bristol (Thriftway)                      -  Philadelphia, PA
Castor & Sedgley (Shop'n Bag)                       -  Philadelphia, PA
5th & Pine (A&P)                                    -  Philadelphia, PA
Route 23 & Youngsford Road (A&P)                    -  Gladwyne, PA
125 City Line Avenue (PNC Branch)                   -  Philadelphia, PA
Plaza at Willow Grove (restaurants/stores)          -  Willow Grove, PA
Trolley Shop (Pan Ivy)                              -  Willow Grove, PA


Office Buildings
----------------

Offices at The Bellevue                             -  Philadelphia, PA
Mellon Bank Center                                  -  Philadelphia, PA
Six Penn Center                                     -  Philadelphia, PA
210 West Washington Square                          -  Philadelphia, PA
400 Market Street                                   -  Philadelphia, PA
555 City Line Avenue                                -  Philadelphia, PA
40 South Monument Road                              -  Bala Cynwyd, PA
1626 Locust Street                                  -  Philadelphia, PA
Former Meridian Bank Building                       -  Philadelphia, PA


Hotel
-----

The Bellevue Park Hyatt                             -  Philadelphia, PA


Residential
-----------

None


Other
-----

The Sporting Club at The Bellevue                   -  Philadelphia, PA
Toyota Dealership                                   -  Runnemede, NJ

DEVELOPMENT PROJECTS/LAND
-------------------------

Retail and Mixed Use
--------------------

Hillview Shopping Center                              -  Cherry Hill, NJ
Northeast Tower Center                                -  Philadelphia, PA
Blue Route Metroplex                                  -  Plymouth Meeting, PA
Burlington Towne Center                               -  Burlington, NJ
Christiana Power Center (Phase I)                     -  Newark, DE
Christiana Power Center (Phase II)                    -  Newark, DE
Howell Township Center                                -  Howell, NJ
Red Rose Commons                                      -  Lancaster, PA
Springfield Park (Wanamakers)                         -  Springfield, PA
Jenkintown Center (Wanamakers)                        -  Jenkintown, PA
Concord Pike                                          -  Wilmington, DE
Girard Estate (11th & Market Streets)                 -  Philadelphia, PA
Delaware Avenue                                       -  Philadelphia, PA
Miron-Newburgh Power Center                           -  Newburgh, NY
South Albany Power Center                             -  Bethlehem, NY


Office
------

Six Penn Center                                       -  Philadelphia, PA
Land at Route 3 and 1-476                             -  Marple Township, PA
10th & Filbert Streets (Greyhound Bus
  Terminal)                                           -  Philadelphia, PA
17th & Kennedy Streets (parking lot)                  -  Philadelphia, PA


Residential
-----------

2400 Locust Street                                    -  Philadelphia, PA
Western Savings Building                              -  Philadelphia, PA


Hotel
-----

PSFS Building                                         -  Philadelphia, PA


Other
-----

Sports World/Stadium Complex                          -  Philadelphia, PA
Land Parcel                                           -  Ventnor, NJ

                      Schedule 3.3 To Employment Agreement


The following is a list of benefits available to Executive. The Executive has access to these though he may choose not enroll in all of them.


Medical Plan
------------
Choice of Point of Service or HMO plans available; plans include: Keystone East Health Plan, Keystone Point of Service, US Healthcare Patriot V, Quality Point of Service

Dental Plan
-----------
Traditional/DMO plan - Prudential

Life Insurance
--------------
Core of $10,000 - Fortis
Buy-up available for Executive to $300,000 and dependent life insurance available - Fortis

AD&D Insurance
--------------
Core of $10,000 - Fortis
Buy-up available for Executive to $310,000 and dependents AD&D insurance available - AIG

STD Insurance
-------------
Provides 50% or 100% of weekly salary up to cap of $1,200 per week after the 4th week - self insured

LTD Insurance
-------------
Core of 50% of monthly salary up to cap of $1,000 per month - Fortis Buy-up available for 60% of monthly salary up to cap of $3,750 per month
- Fortis
Executive LTD at 60% of monthly earnings up to a cap of $8,000 - Provident

Business Travel Accident Insurance
----------------------------------
Up to $100,000 benefit - CIGNA

Employee Assistance Program
---------------------------
Core benefit provided at no cost to Executive - Directions

Vision Care Plan
----------------
Provides discounts on eyeware - Outlook Vision Services

Flexible Spending Accounts
--------------------------
Both Medical and Dependent Care FSA available; $2,000 in medical FSA allowed, $5,000 in dependent FSA allowed. [Not available for partners over 2%]

401(k) Plan
-----------
Executive contribution of 1-15% of salary
Company match of 75% up to the first 4% of Executive's contributions Then match equals 50% up to the next 2% of Executive's contributions